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                                                                      EXHIBIT 23

                              ACCOUNTANTS' CONSENT

The Board of Directors and Stockholders
York International Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 333-59678) and Forms S-8 (File No. 33-25440 1989 Employee Stock Option Plan, File No. 333-2384 Amended and Restated 1992 Omnibus Stock Plan and File No. 33-64684 1992 Omnibus Stock Plan and 1992 Employee Stock Purchase Plan) of York International Corporation of our reports dated February 15, 2002, relating to the consolidated balance sheets of York International Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2001 and the related financial statement schedule, which reports appear in or are incorporated by reference in the December 31, 2001 annual report on Form 10-K of York International Corporation.

Our report on the consolidated financial statements refers to the change by the Company in 2001 in its method of accounting for derivative instruments and hedging activities.



/S/KPMG LLP

KPMG LLP

Harrisburg, Pennsylvania
March 22, 2002